BUTZEL LONG, a professional corporation
380 Madison Avenue
New York, NY 10017

Tel: (212) 818-1110
FAX: (212) 818-0494
e-mail: barrett@butzel.com

               October 14, 2010

To the Trustees of Aquila Three Peaks Opportunity Growth Fund f/k/a Aquila Rocky Mountain Equity Fund

     We consent to the incorporation by reference into post-effective amendment No. 20 under the 1933 Act and No. 23 under the 1940 Act of our opinion dated April 29, 2008.

          Butzel Long, a professional corporation

                                    /s/ William L.D. Barrett

          By:__________________________